CERTIFICATE OF OWNERSHIP AND MERGER
                                       OF
                            CVUSA MERGER CORPORATION
                                  WITH AND INTO
                            CELLULARVISION USA, INC.

                     (PURSUANT TO SECTION 253 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE)

            Pursuant to the provisions of Section 253 of the Delaware General Corporation Law (the "DGCL"), CellularVision USA, Inc., a Delaware corporation (the "Company") does hereby certify:

            FIRST: That the Company is incorporated pursuant to the DGCL.

            SECOND: That the Company owns all of the outstanding shares of each class of the capital stock of CVUSA Merger Corporation, a Delaware corporation (the "Sub").

            THIRD: That the Company, by the resolutions of its Board of Directors, duly adopted on January 4, 1999 and attached hereto as Exhibit A, approved the merger of the Sub into the Company (the "Merger") and the change in the corporate name of the Company to SpeedUs.com, Inc.

            FOURTH: That the Sub, by the resolutions of its sole director, duly adopted on January 4, 1999 and attached hereto as Exhibit B, approved the Merger.

            FIFTH: That the effective date of the Merger shall be the date on which this Certificate of Ownership and Merger is filed with the Secretary of State of the State of Delaware (the "Effective Date").

            SIXTH: That the Company is the surviving corporation, and that its Certificate of Incorporation (subject to the corporate name change set forth in Article Seventh below) and by-laws shall survive the Merger in full force, and that its directors and officers shall be the surviving directors and officers.

            SEVENTH: That, pursuant to Section 253(b) of the DGCL, from and after the Effective Date of the Merger, the Company's name will be "SpeedUs.com, Inc."

            IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by its Secretary on this 4th day of January, 1999.



                                          CELLULARVISION USA, INC.



                                          /s/ Shant S. Hovnanian
                                          --------------------------------------
                                          Shant S. Hovnanian
                                          Secretary


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